Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com
July 3, 2024
Talen Energy Corporation
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
Ladies and Gentlemen:
We are acting as special counsel to Talen Energy Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission (the “Commission”) on June 20, 2024 (File No. 333-280341), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the resale from time to time by the selling stockholders named in the prospectus contained in the Registration Statement of up to 36,825,683 shares (the “Shares”) of common stock, par value $0.001 per share of the Company.
In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Third Amended and Restated Certificate of Incorporation of the Company; (ii) the Second Amended and Restated Bylaws of the Company; (iii) resolutions of the board of directors of the Company with respect to the Registration Statement and (iv) the Registration Statement and the exhibits thereto.
For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.
Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

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Talen Energy Corporation July 3, 2024
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.
This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP
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